As filed with the Securities and Exchange Commission on August 5, 2005
                 Registration Statement No. 333-121007
         ____________________________________________________

                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
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                   POST-EFFECTIVE AMENDMENT NO. 1 TO
                               FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                 1933
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                     FLORIDA ROCK INDUSTRIES, INC.

FLORIDA                                           59-0573002
(State  or  other  jurisdiction                   (I.R.S. Employer
of incorporation or organization)                 Identification No.)

155 East 21st Street
Jacksonville, Florida                             32206
(Address  of principal executive offices)         (Zip code)
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                     FLORIDA ROCK INDUSTRIES, INC.
                          PROFIT SHARING AND
                        DEFERRED EARNINGS PLAN

                        THE ARUNDEL CORPORATION
                   PROFIT SHARING AND SAVIINGS PLAN
                       (Full title of the plan)
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                       John D. Milton, Jr., Esq.
    Executive Vice President, Treasurer and Chief Financial Officer
                         155 East 21st Street
                      Jacksonville, Florida 32206
                (Name and address of agent for service)
                             904-355-1781
                (Telephone number, including area code,
                         of agent for service)
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                              Copies to:
                          Daniel B. Nunn, Jr.
                           McGuireWoods LLP
                         50 North Laura Street
                              Suite 3300


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                      Jacksonville, Florida 32202
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                    CALCULATION OF REGISTRATION FEE

--------------------  ------------   --------------   ---------------

Title of each class   Amount to be   Proposed maximum  Amount of
of securities to be   Registered (1) aggregate         registered fee
                                     offering price
                                     (3)
--------------------  ------------   ---------------  ----------------

Common Stock, par     610,000 (1)     N/A (3)          N/A (3)
value $.10 value per
share (including
preferred share
purchase rights (2))
====================  ============   ===============  ================

  (1) The Registrant previously registered 1,220,000 shares of common stock issuable under the Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan and The Arundel Corporation Profit Sharing and Savings Plan (the "Plans"). The Registrant hereby registers an additional 610,000 shares of its common stock to reflect a three-for-two stock split declared on May 4, 2005, payable on July 1, 2005 to shareholders of record on June 15, 2005. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

  (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests as available in accordance with the Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan.

  (3) The Registrant previously paid the registration fee in connection with the registration of 1,220,000 shares of its common stock on December 6, 2004 at the time of filing of the Registrant's Registration Statement on Form S-8 (File No. 333-121007). No additional fee is required to be paid in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

  As permitted under General Instruction E to this Form S-8, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement No. 333-121007 on Form S-8 filed with the Securities and Exchange
  Commission on December 6, 2004, pursuant to which the Registrant registered 1,220,000 shares of the Registrant's common stock and the Registrant's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 6, 2004.

      Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 1 is to reflect the three-for-two stock split in the form of a stock dividend (the "Split") of the Registrant's Common Stock to be effected on July 1, 2005. As a result of the split, the total number of shares of common stock registered pursuant to this Registration Statement has increased from 1,220,000 shares to 1,830,000 shares.

Item 8.  Exhibits.

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are incorporated by reference and made a part of this Registration Statement.



                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on August 5, 2005.

                     FLORIDA ROCK INDUSTRIES, INC.
                             (Registrant)

                         By: /s/ John D. Milton, Jr.
                         ----------------------------------------------
                         Name: John D. Milton, Jr.
                         Title: Executive Vice President, Treasurer,
                         and Chief Financial Officer of Florida
                         Rock Industries, Inc.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2005.



Signature             Title           Signature                 Title

Edward  L.  Baker     Director        Luke E.  Fichthorn,  III  Director

/s/ John D. Milton, Jr.               /s/ John D.  Milton, Jr.
-------------------------------       -----------------------------------
By: John  D. Milton, Jr.,             By:   John  D. Milton, Jr.,
Attorney-in-Fact                      Attorney-in-fact

John D. Baker II     Director, President
                     and Chief Executive
                     Officer (Principal
                     Executive Officer)

/s/ John D. Milton, Jr.
-----------------------------------    ----------------------------------
By: John D. Milton, Jr.,               John A. Delaney Director
Attorney-in-fact



Thompson S. Baker, II Director,        J.  Dix  Druce Director
                      Vice President

/s/  John D. Milton, Jr.               /s/ John D.  Milton,Jr.
-------------------------------------  -----------------------------------
By: John D. Milton, Jr.,               By:   John  D. Milton, Jr.,
Attorney-in-Fact                       Attorney-in-fact



Wallace A. Patzke, Jr. Vice President, A.R. Carpenter Director
                       Controller,and
                       Chief Accounting
                       Officer
                       (Principal
                       Accounting
                       Officer)

/s/  John D. Milton, Jr.                /s/ John D.  Milton, Jr.
--------------------------------------- --------------------------------
By: John D. Milton, Jr.,                By:  John D. Milton, Jr.,
Attorney-in-Fact                        Attorney-in-fact



/s/ John D. Milton, Jr.
--------------------------------------	--------------------------------
John D. Milton, Jr. Executive Vice      William P. Foley III    Director
                    President,
                    Treasurer and Chief
                    Financial Officer
                    (Principal Financial
                    Officer) and Director


Francis X. Knott   Director             William H. Walton III Director


/s/  John D. Milton, Jr.                /s/ John D.  Milton, Jr.
-----------------------------           ------------------------------
By: John D. Milton, Jr.,                By:  John D. Milton, Jr.,
Attorney-in-Fact                        Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on August 5, 2005.


               The Florida Rock Industries, Inc., Profit Sharing and Deferred Earnings Plan


               By: /s/ John D. Milton, Jr.
                   --------------------------------
               Name:  John D. Milton, Jr.
               Title: Executive Vice President, Treasurer and
                      Chief Financial   Officer




               The  Arundel Corporation Profit Sharing and Savings
               Plan


               By: /s/ John D. Milton, Jr.
                   ---------------------------------
               Name:  John D. Milton, Jr.
               Title: Executive Vice President, Treasurer and
                      Chief Financial Officer

                             EXHIBIT INDEX

3.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

3.1(b) Amendment to Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

3.1(c) Amendment to Restated Articles of Incorporation (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

3.1(d) Amendment to the Articles of Incorporation (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

3.1(e) Amendment to the Articles of Incorporation (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5,
       1999).

3.2(a) Restated  Bylaws  (incorporated by  reference  from  Exhibit
       3(ii)(a)  to the Company's Form 10-K for the year ended  September
       30, 1993).

3.2(b) Amendment  to  Restated  Bylaws  adopted  October  5,  1994
       (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

3.2(c) Amendment  to  Restated  Bylaws  adopted  February  4,  1998
       (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

3.2(d) Amendment  to  Restated  Bylaws  adopted  December  5,  2001
       (incorporated by reference to Exhibit 3(b)(4) to the Company's Form 10-Q for the quarter ended December 31, 2001).

3.2(e) Amendment  to  Restated  Bylaws  adopted  on  May  5,  2004
       (incorporated by reference from Exhibit 3(b)(5) to the Company's Form 10-Q for the quarter ended June 30, 2004).

4.1 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

23.1 Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2 Consent of KPMG LLP, independent registered public accounting firm.

24.1 Power of Attorney (incorporated by reference to Registration Statement No. 333-121007 filed on December 6, 2004).


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